UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

March 15, 2017

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2017, the Board of Directors (the “Board”) of PCTEL, Inc. (the “Company” or “PCTEL”), upon the recommendation of the Compensation Committee of the Board, approved base salaries and fiscal 2017 incentives for the named executive officers, as described below.

Base Salaries

The Compensation Committee based its recommendation to the Board with respect to base salaries of the named executive officers on the assessment of the performance, experience and responsibilities of each named executive officer, the Company’s performance, and recommendations provided by the Committee’s independent compensation consultant.

Officer Name	Title	Base Salary
David A. Neumann[1]	Chief Executive Officer	$350,000
John W. Schoen[2]	Senior Vice President & Chief Financial Officer	$300,200
Rishi Bharadwaj[3]	Senior Vice President & General Manager, Connected Solutions	$270,000
Jeffrey A. Miller[3]	Senior Vice President & General Manager, RF Solutions	$270,000
Martin H. Singer[4]	Vice Chair	$315,000

 ___________________

1    Increased effective January 2, 2017 in connection with Mr. Neumann’s promotion to his current role, as disclosed in the Current Report on Form 8-K dated September 20, 2016.

2    Increased effective April 1, 2017.

3    Increased effective January 1, 2017 in connection with Mr. Bharadwaj’s and Mr. Miller’s promotions to their current roles, as disclosed in the Current Report on Form 8-K dated November 21, 2016.

4    Established effective January 2, 2017 in connection with Mr. Singer’s transition from the role of Chairman and Chief Executive Officer to his current role, as disclosed in the Current Report on Form 8-K dated September 20, 2016.

Adoption of 2017 Short-Term Incentive Plan

The Board adopted and approved a simplified Short Term Incentive Plan for 2017 (the “2017 STIP”). The 2017 STIP is designed to provide incentive awards for the Chief Executive Officer, the other named executive officers and certain other employees of PCTEL based on the achievement of specifically-identified, short-term corporate and business segment goals for 2017.

The material terms of the 2017 STIP included the following:

•	Incentive awards under the 2017 STIP will be paid in cash.

•

For Mr. Neumann and Mr. Schoen, 100% of their STIP incentive award will be based on adjusted EBITDA at the corporate level. For Mr. Bharadwaj and Mr. Miller, 100% of their STIP incentive award will be based on adjusted EBITDA for the business segments that they lead, meaning the Connected Solutions segment for Mr. Bharadwaj and the RF Solutions segment for Mr. Miller.  Mr. Singer will not participate in the 2017 STIP.

•

Adjusted EBITDA for PCTEL, or the relevant business segment, will be the performance criteria used to calculate the 2017 STIP incentive awards.  Adjusted EBITDA is a non-GAAP measure that is defined as operating profit from continuing operations plus depreciation, amortization, impairment of goodwill or intangible assets, and stock-based compensation. The difference between Adjusted EBITDA at the corporate level and the business segment level is that corporate costs are not allocated to the segments.

•	If the threshold, plan or maximum goals for adjusted EBITDA are achieved at the corporate level, or at the applicable business segment level, the payments under the 2017 STIP will be as follows:

Officer Name	Title	At Threshold	At Plan	At Maximum
		(% of base salary)	(% of base salary)	(% of base salary)
David A. Neumann	Chief Executive Officer	32.5	65	130
John W. Schoen	Senior Vice President & Chief Financial Officer	28.75	57.5	115
Rishi Bharadwaj	Senior Vice President & General Manager, Connected Solutions	28.75	57.5	115
Jeffrey A. Miller	Senior Vice President & General Manager, RF Solutions	28.75	57.5	115

•	The Compensation Committee will review and approve the calculation of the incentive awards under the 2017 STIP during the first quarter of 2018.

Adoption of 2017 Long-Term Incentive Plan

The Board also approved the grant of long-term incentive equity awards under the Company’s Stock Plan.  The simplified Long-Term Incentive Plan for 2017 (“2017 LTIP”) employs service-based vesting.  The number of restricted shares awarded under the 2017 LTIP was substantially reduced from previous years, and the restricted shares will vest in their entirety on the second anniversary of the grant date, versus in equal annual increments over a four-year period.  Each named executive officer must be an employee of the Company on the vesting date in order to receive the equity award.  Mr. Singer will not participate in the 2017 LTIP.

Name and Title	Number of Restricted Shares Awarded
David A. Neumann	20,000
Chief Executive Officer
John W. Schoen	14,000
Senior Vice President & Chief Financial Officer
Rishi Bharadwaj	14,000
Senior Vice President & General Manager, Connected Solutions
Jeffrey A. Miller	14,000
Senior Vice President & General Manager, RF Solutions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 21, 2017

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer